UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 24, 2003


                             ASA INTERNATIONAL LTD.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     O-14741                 02-0398205
           --------                     -------                 ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

   10 Speen Street, Framingham, Massachusetts                     01701
   ------------------------------------------                     -----
   (Address of principal executive offices)                     (Zip Code)

   Registrant's telephone number, including area code:        (508) 626-2727
                                                              --------------

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Item 2.  Disposition of Assets.

         On October 24, 2003, ASA International Ltd. ("ASA") sold its 25,600 square foot office building located at 615 Amherst Street in Nashua, New Hampshire to 615 Amherst Street, LLC, a New Hampshire limited liability company, for $2,300,000 in cash. The consideration was determined pursuant to arms-length negotiations. Approximately $960,000 of the proceeds was used to satisfy ASA's mortgage loan obligations for the building. The sale will result in a pretax gain for ASA of approximately $600,000.

         Concurrent with the sale of the building, ASA signed a five-year lease for approximately 10,000 square feet of the building currently used by ASA's Tire Systems Group for office space. Other than such lease, there is no material relationship between 615 Amherst Street, LLC and ASA or any of its affiliates, or any director or officer of ASA, or any associate of any such director or officer.

Item 7. Financial Statement and Exhibits.

        (c)    Exhibits:

        10.1 Office Building Lease between 615 Amherst Street, LLC and ASA International Ltd., dated October 24, 2003.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ASA INTERNATIONAL LTD.
                                         (Registrant)

Date:  November 5, 2003                 By: /s/ Terrence C. McCarthy
                                         -----------------------------
                                         Terrence C. McCarthy
                                         Vice President, Secretary and Treasurer


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                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

10.1 Office Building Lease between 615 Amherst Street, LLC and ASA International Ltd., dated October 24, 2003.